Exhibit 99.4

FedEx Board of Directors Approves Spin-off of FedEx Freight

•	FedEx Stockholders to Receive One Share of FedEx Freight for Every Two Shares of FedEx Owned

•	FedEx Freight to Begin Trading on NYSE on June 1, 2026 under Ticker “FDXF;” FedEx Will Continue to Trade on NYSE under Ticker “FDX”

MEMPHIS, Tenn. – May 13, 2026 – FedEx Corp. (NYSE: FDX, “FedEx”) today announced that its Board of Directors (the “FedEx Board”) has approved the previously announced separation of the FedEx Freight business. The FedEx Board declared a pro rata dividend of 80.1% of the outstanding shares of common stock of FedEx Freight Holding Company, Inc. (“FedEx Freight”) to FedEx’s stockholders of record as of the close of business on May 15, 2026 (the “Record Date”) to achieve the separation.

Following the separation, FedEx Freight common stock will begin trading on the New York Stock Exchange (the “NYSE”) on June 1, 2026 under the symbol “FDXF.”

“Today’s announcement is an important step as we prepare for a seamless separation of the FedEx Freight business on June 1,” said R. Brad Martin, executive chairman of the FedEx Board and incoming chairman of the FedEx Freight Board of Directors (the “FedEx Freight Board”). “As separate organizations, FedEx and FedEx Freight will build on their respective industry leadership positions to serve customers with excellence, while creating value for their stockholders.”

Distribution Details

FedEx stockholders will be entitled to receive one share of FedEx Freight common stock for every two shares of FedEx common stock held as of the Record Date. Stockholders will receive cash in lieu of fractional shares of FedEx Freight common stock.

FedEx will retain 19.9% of the outstanding shares of FedEx Freight common stock. FedEx will dispose of such shares within 24 months of the completion of the separation through one or more subsequent exchanges in repayment of certain FedEx debt held by FedEx creditors and/or through distributions to stockholders of FedEx as dividends or in exchange for outstanding shares of FedEx common stock.

The distribution of FedEx Freight common stock is expected to be tax-free to holders of FedEx common stock for U.S. federal income tax purposes.

Trading Details

Beginning May 27, 2026 and ending at the close of business on May 29, 2026, it is expected that there will be two markets for FedEx common stock on the NYSE, a “regular-way” market and an “ex-distribution” market, and a “when-issued” market for FedEx Freight:

•	Shares of FedEx common stock that trade on the “regular-way” market beginning on the Record Date will trade under the symbol “FDX” with an entitlement to receive shares of FedEx Freight common stock in the distribution.

•	Shares of FedEx common stock that trade on the “ex-distribution” market will trade under the symbol “FDX WI” without an entitlement to receive shares of FedEx Freight common stock in the distribution.

•	Holders of FedEx common stock as of the Record Date can sell those shares on the “ex-distribution” market up to and including May 29, 2026 and still receive shares of FedEx Freight common stock.

•	Holders of FedEx common stock as of the Record Date can sell their entitlements to receive shares of FedEx Freight common stock to be distributed without selling their shares of FedEx common stock on the “when-issued” market up to and including May 29, 2026, and such entitlements to shares of FedEx Freight common stock to be distributed will trade under the symbol “FDXF WI.”

Cash Distribution

In connection with the separation and distribution, FedEx Freight will pay a cash dividend of approximately $4.1 billion to FedEx prior to the separation from the proceeds of the $3.7 billion senior notes offering completed in February 2026 and borrowings under its delayed-draw term loan facility.

Debt Redemption

In connection with the separation, FedEx has also announced that it has given notice of its intention to redeem all €354,878,000 outstanding aggregate principal amount of its 1.300% notes due 2031 (ISIN: XS2034629134) (NYSE: FDX 31) (the “Notes”) with a redemption date of May 28, 2026 (the “Redemption Date”).

The Notes will be redeemed at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes that would be due if the Notes matured on May 5, 2031 (the par call date), not including any portion of such payments of interest accrued as of the redemption date, discounted to the redemption date on an ACTUAL/ACTUAL (ICMA) day count basis, at a comparable government bond rate (calculated the third business day prior to the redemption date) plus 25 basis points, plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date.

Payment of the redemption price for the Notes will be made in accordance with the applicable procedures of Euroclear Bank SA/NV and Clearstream Banking, S.A. U.S. Bank Europe DAC, U.K. Branch is the paying agent for the Notes. Holders with questions regarding the redemption may contact the paying agent at U.S. Bank Europe DAC, UK Branch, 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom.

This press release does not constitute a notice of redemption for the Notes. Furthermore, this press release shall not constitute an offer to sell nor a solicitation of an offer to buy any security, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FedEx Corp.

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services. With annual revenue of $92 billion, the company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 500,000 employees to remain focused on safety, the highest ethical and professional standards, and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

About FedEx Freight

FedEx Freight is North America’s largest LTL carrier, delivering industry-leading published transit times, service levels, and reliability. FedEx Freight’s service offerings — including Priority, Economy, and Direct — allow customers to balance speed and cost to meet their unique needs. FedEx Custom Critical, a subsidiary of FedEx Freight, provides expedited, time- and temperature-specific freight solutions, including Surface Expedite and White Glove Services, available 24/7/365. With nearly 30,000 vehicles and 40,000 dedicated team members to support its unmatched network of over 365 locations, we ensure freight arrives safely, securely, and on time across all 50 U.S. states, Canada, Mexico, Puerto Rico, and the U.S. Virgin Islands. After the spin-off, FedEx Freight will operate as an independent company, leveraging operational efficiency, data-driven technology, and a focused sales organization to provide outstanding service.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding future financial targets, the planned tax-free separation of the FedEx Freight business into a new publicly traded company, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such targets, expected cost savings, strategies, and statements.

Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: potential uncertainty during the pendency of the separation transaction that could affect FedEx’s or FedEx Freight’s financial performance; the possibility that the separation transaction will not be completed within the anticipated time period or at all; the possibility that the separation transaction will not result in the intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation, or unanticipated costs in connection with the separation transaction; FedEx’s or FedEx Freight’s ability to obtain any consents or approvals required to complete the separation; uncertainty of the expected financial performance of FedEx or FedEx Freight following completion of the transaction; negative effects of the announcement or pendency of the transactions, including the separation and redemption, on the market price of FedEx’s securities and/or on the financial performance of FedEx or FedEx Freight; FedEx’s ability to redeem the Notes within the contemplated timing and/or parameters; evolving legal, regulatory, and tax regimes; changes in the economic conditions in the global markets in which FedEx or FedEx Freight operates; actions by third parties, including government agencies; FedEx’s and FedEx Freight’s ability to successfully implement their respective business strategy and global transformation program and FedEx’s ability to optimize FedEx’s network through Network 2.0; FedEx’s and FedEx Freight’s ability to achieve cost-reduction initiatives and financial performance goals; and other factors which can be found in FedEx’s and FedEx Freight’s press releases and FedEx’s and FedEx Freight’s filings with the U.S. Securities and Exchange Commission, including FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025, and subsequently filed Quarterly Reports on Form 10-Q, and FedEx Freight’s Registration Statement on Form 10 filed in connection with the separation. Any forward-looking statement speaks only as of the date on which it is made. Neither FedEx nor FedEx Freight nor anyone else undertakes or assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

FedEx Corp. Media Contact:

Caitlin Adams Maier

mediarelations@fedex.com

FedEx Freight Media Contact:

Kelly Crow

media@fedexfreight.com

FedEx Corp. Investor Relations Contact:

Jeni Hollander

ir@fedex.com

FedEx Freight Investor Relations Contact:

Marianna Rose

ir@fedexfreight.com

Source: FedEx Corp.